[GRAPHIC OMITTED][News Release]                 [GRAPHIC OMITTED][Embraer Logo]



EMBRAER REPORTS FIRST QUARTER 2004 DELIVERIES AND TOTAL COMPANY BACKLOG

Sao Jose dos Campos,  April 15, 2004 - Embraer (Bovespa:  EMBR3 and EMBR4; NYSE:
ERJ) today announced its first-quarter 2004 deliveries for the Airline, Corporate and Defense markets.

Deliveries by segment were as follows:

-------------------------------------------------------------
         Deliveries by Segment              1st. Quarter
                                                2004
-------------------------------------------------------------

-------------------------------------------------------------
Airline Market
-------------------------------------------------------------
    ERJ 145                                      14
-------------------------------------------------------------
    EMBRAER 170                                   8
-------------------------------------------------------------
Total Airline Market                             22
-------------------------------------------------------------

-------------------------------------------------------------
Defense (*)
-------------------------------------------------------------
EMB 145                                          1
-------------------------------------------------------------
Total Defense Market                             1
-------------------------------------------------------------

-------------------------------------------------------------
Total                                            23
-------------------------------------------------------------
(*)Includes only deliveries for government authority transportation

Out of the total 160 aircraft expected to be delivered in 2004, Embraer delivered 23 aircraft in the first quarter of 2004. There were no deliveries to the Corporate Market in this quarter.

Embraer maintains its forecast for deliveries of 160 and 170 Commercial, Corporate and Defense aircraft (including only authority transport aircraft) in 2004 and 2005, respectively.

Embraer expects to deliver approximately 40% of 2004 total deliveries in the first half of 2004 and the remaining 60% in the second half of 2004, mainly due to deliveries of the EMBRAER 170 that started in March, 2004.

As of March 31, 2004, Embraer's firm order backlog, including the Airline, Corporate and Defense markets totaled US$ 10.9 billion. Backlog including options reached US$ 28.6 billion.

The Air Canada commercial proposal announced on December 19 is not included in the order book. It is Embraer's policy to include only firm contracts in the order book.

Embraer's Commercial Aviation order book by product in March 2004 was as follows:

-------------------------------------------------------------------------------

                Product      Firm      Options   Deliveries  Firm Order Backlog
                              Orders
-------------------------------------------------------------------------------
Commercial Aviation
-------------------------------------------------------------------------------
    ERJ 135                    122          2          105             17
-------------------------------------------------------------------------------
    ERJ 140                     94         20          74              20
-------------------------------------------------------------------------------
    ERJ 145                    697         440         545            152
-------------------------------------------------------------------------------
    EMBRAER 170                133         162          8             125
-------------------------------------------------------------------------------
    EMBRAER 190                110         150          -             110
-------------------------------------------------------------------------------
    EMBRAER 195                 15         30           -              15
-------------------------------------------------------------------------------
 Total                        1,171        804         732            439
-------------------------------------------------------------------------------

Embraer Image Gallery
---------------------

Now you can download images of Embraer products in different resolutions, accessing directly the Embraer Image Gallery at http://www.embraer.com.

Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is a major aerospace company with 34 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, the Company has offices and customer service bases in Australia, China, France, Singapore and the United States. Embraer is among Brazil's leading exporting companies. As of March 31, 2004 Embraer had a total workforce of 14,090 people, and its firm order backlog totaled US$ 10.9 billion.

IR Contacts
-----------

Anna Cecilia Bettencourt
Daniel Bicudo
Milene Petrelluzzi
Paulo Ferreira
Phone: 55 (12) 3927 1216
Fax 55 (12) 3922 6070
e-mail: investor.relations@embraer.com.br



-------------------------------------------------------------------------------
This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.
-------------------------------------------------------------------------------

Attachment:


                               FIRM ORDER BACKLOG
                           COMMERCIAL AVIATION MARKET
                                 March 31, 2004


- ERJ 135:
-------------------------------------------------------------------------------
              Client         Country     Firm Orders  Deliveries  Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
American Eagle            USA                40           40           0
-------------------------------------------------------------------------------
British Midland           Great Britain       4           2            2
-------------------------------------------------------------------------------
City Air                  Sweden              2           2            0
-------------------------------------------------------------------------------
Express Jet               USA                30           30           0
-------------------------------------------------------------------------------
Flandre Air               France              3           3            0
-------------------------------------------------------------------------------
Pan Europeenne            France              1           1            0
-------------------------------------------------------------------------------
Proteus                   France              3           3            0
-------------------------------------------------------------------------------
Regional Airlines         Morocco             3           3            0
-------------------------------------------------------------------------------
SA Airlink                South Africa       20           5           15
-------------------------------------------------------------------------------
Jet Magic                 Ireland             1           1            0
-------------------------------------------------------------------------------
Republic (Wexford)        USA                15           15           0
-------------------------------------------------------------------------------
TOTAL                                        122         105          17
-------------------------------------------------------------------------------



- ERJ 140:
-------------------------------------------------------------------------------
              Client         Country     Firm Orders  Deliveries  Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
American Eagle (1)        USA                59           59           0
-------------------------------------------------------------------------------
Midwest                   USA                20           0           20
-------------------------------------------------------------------------------
Republic (Wexford)        USA                15           15           0
-------------------------------------------------------------------------------
TOTAL                                        94           74          20
-------------------------------------------------------------------------------

- ERJ 145:
-------------------------------------------------------------------------------
              Client         Country     Firm Orders  Deliveries  Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
Aerolitoral               Mexico              5           0            5
-------------------------------------------------------------------------------
Air Caraibes              Guadaloupe          2           2            0
-------------------------------------------------------------------------------
Alitalia                  Italy              14           14           0
-------------------------------------------------------------------------------
American Eagle(1)         USA                136          71          65
-------------------------------------------------------------------------------
Axon Airlines             Greece              3           3            0
-------------------------------------------------------------------------------
British Midland           Great Britain      11           9            2
-------------------------------------------------------------------------------
British Regional          Great Britain      23           23           0
-------------------------------------------------------------------------------
Brymon                    Great Britain       7           7            0
-------------------------------------------------------------------------------
China Southern            China               6           0            6
-------------------------------------------------------------------------------
Cirrus                    Germany             1           1            0
-------------------------------------------------------------------------------
ERA                       Spain               2           2            0
-------------------------------------------------------------------------------
Express Jet               USA                245         200          45
-------------------------------------------------------------------------------
Flandre Air               France              7           5            2
-------------------------------------------------------------------------------
GECAS (PB Air)            USA                 2           2            0
-------------------------------------------------------------------------------
KLM Exel                  Holland             2           2            0
-------------------------------------------------------------------------------
LOT                       Poland             14           14           0
-------------------------------------------------------------------------------
Luxair                    Luxemburg           9           9            0
-------------------------------------------------------------------------------
Mesa                      USA                36           36           0
-------------------------------------------------------------------------------
Portugalia                Portugal            8           8            0
-------------------------------------------------------------------------------
Proteus                   France             11           8            3
-------------------------------------------------------------------------------
Regional Airlines         France             17           14           3
-------------------------------------------------------------------------------
Rheintalflug              Austria             3           3            0
-------------------------------------------------------------------------------
Rio-Sul                   Brazil             16           16           0
-------------------------------------------------------------------------------
Sichuan Airlines          China               5           5            0
-------------------------------------------------------------------------------
Skyways AB                Sweden              4           4            0
-------------------------------------------------------------------------------
SWISS                     Switzerland        25           25           0
-------------------------------------------------------------------------------
Trans States              USA                15           15           0
-------------------------------------------------------------------------------
Republic (Wexford)        USA                68           47          21
-------------------------------------------------------------------------------
Total                                        697         545          152
-------------------------------------------------------------------------------

(1) In the third quarter of 2003, American Eagle converted 80 firm orders and 25 options on the ERJ 140 into ERJ 145s.

EMBRAER 170
-------------------------------------------------------------------------------
              Client         Country     Firm Orders  Deliveries  Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
Air Caraibes              Guadaloupe          2           0            2
-------------------------------------------------------------------------------
Alitalia                  Italy               6           1            5
-------------------------------------------------------------------------------
Cirrus                    Germany             1           0            1
-------------------------------------------------------------------------------
GECAS                     USA                 5           3            2
-------------------------------------------------------------------------------
LOT                       Poland              6           0            6
-------------------------------------------------------------------------------
Republic Airways          USA                13           0           13
-------------------------------------------------------------------------------
SWISS                     Switzerland        15           0           15
-------------------------------------------------------------------------------
US Airways                USA                85           4           81
-------------------------------------------------------------------------------
Total                                        133          8           125
-------------------------------------------------------------------------------

EMBRAER 190
-------------------------------------------------------------------------------
              Client         Country     Firm Orders  Deliveries  Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
Jet Blue                  USA                100          0           100
-------------------------------------------------------------------------------
Undisclosed                                  10           0           10
-------------------------------------------------------------------------------
Total                                        110          0           110
-------------------------------------------------------------------------------

EMBRAER 195
-------------------------------------------------------------------------------
              Client         Country     Firm Orders  Deliveries  Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
SWISS                     Switzerland        15           0           15
-------------------------------------------------------------------------------
Total                                        15           0           15
-------------------------------------------------------------------------------



Press     Headquarters                 North America           Europe, Middle East
Offices                                                        and Africa
          Rosana Dias:                 Doug Oliver:
          rosana.dias@embraer.com.br   doliver@embraer.com     Stephane Guilbaud:
          Cell: +55 12 9724-4929       Phone: +1 954 359 3414  squilbaud@embraer.fr
          Phone: +55 12 3927 1311      Cell: +1 954 232 9560   Phone: +33(0) 1 49 38 44 55
          Fax: +55 12 3927 2411        Fax: +1 954 359 4755    Cell: +33(0) 6 75 22 85 19
                                                               Fax: +33(0) 1 49 38 44 56
                                       Andrea Bottcher:
                                       abottcher@embraer.com   Catherine Fracchia
                                       Phone: +1 954 359 3432  cfracchia@embraer.fr
                                       Cell: +1 954 439 1830   Phone: +33(0) 1 49 38 45 30